Exhibit 10.1

AGREEMENT OF DEFINITIONS

by and among

NISSAN MOTOR ACCEPTANCE CORPORATION

NISSAN AUTO LEASING LLC II

NISSAN AUTO LEASE TRUST 2020-A

NISSAN-INFINITI LT

NILT TRUST

NILT, INC.

WILMINGTON TRUST, NATIONAL ASSOCIATION

WILMINGTON TRUST COMPANY

U.S. BANK NATIONAL ASSOCIATION

Dated as of January 27, 2020

AGREEMENT OF DEFINITIONS

This Agreement of Definitions (this “Agreement of Definitions”), dated as of January 27, 2020 is by and among Nissan Auto Lease Trust 2020-A, as issuer (the “Issuing Entity”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), and as transferor, Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in its individual capacity, as servicer and as administrative agent (in such capacity, the “Servicer” and the “Administrative Agent,” respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), Wilmington Trust, National Association, a national banking association with trust powers, as owner trustee (the “Owner Trustee”), Wilmington Trust Company, a Delaware corporation with trust powers, as Delaware trustee (the “Delaware Trustee”), U.S. Bank National Association, a national banking association (“U.S. Bank”), as trust agent (in such capacity, the “Trust Agent”), and U.S. Bank, as indenture trustee (in such capacity, the “Indenture Trustee”).

RECITALS

A. Pursuant to the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee, and the Trust Agent, the Titling Trust was formed to take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);

B. The UTI Beneficiary, the Servicer, and the Titling Trust have entered into the SUBI Servicing Agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001, and the Second Amendment to Servicing Agreement, dated as of January 27, 2020 (the “Basic Servicing Agreement”), which provides for, among other things, the servicing of the Trust Assets by the Servicer;

C. Pursuant to the Titling Trust Agreement, from time to time the Trustee, on behalf of the Titling Trust and at the direction of the UTI Beneficiary, will identify and allocate on the books and records of the Titling Trust certain Trust Assets and create and issue one or more special units of beneficial interest (each, a “SUBI”), the beneficiaries of which generally will be entitled to the net cash flows arising from such Trust Assets;

D. The parties hereto desire to supplement the Titling Trust Agreement (as so supplemented by the 2020-A SUBI Supplement, the “SUBI Trust Agreement”) to create a SUBI (the “2020-A SUBI”);

E. The parties hereto desire to identify and allocate to the 2020-A SUBI a separate portfolio of Trust Assets consisting of leases (the “2020-A Leases”) and certain other related Trust Assets and the vehicles that are leased under the 2020-A Leases (the “2020-A Vehicles”);

F. The parties hereto also desire that the Titling Trust issue to NILT Trust a certificate evidencing a 100% beneficial interest in the 2020-A SUBI (the “2020-A SUBI Certificate”);

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G. NILT Trust will sell, transfer and assign the 2020-A SUBI Certificate and the 2020-A SUBI Assets evidenced thereby to NALL II pursuant to the SUBI Certificate Transfer Agreement, dated as of January 27, 2020 (the “SUBI Certificate Transfer Agreement”). NALL II will further transfer the 2020-A SUBI Certificate and the 2020-A SUBI Assets evidenced thereby to the Issuing Entity pursuant to the Trust SUBI Certificate Transfer Agreement, dated as of January 27, 2020 (the “Trust SUBI Certificate Transfer Agreement”);

H. Pursuant to the Indenture, dated as of January 27, 2020 (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, the Issuing Entity will (i) issue $164,000,000 aggregate principal amount of 1.72183% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $500,000,000 aggregate principal amount of 1.80% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), $50,000,000 aggregate principal amount of Benchmark + 0.13% Asset Backed Notes, Class A-2b (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $436,000,000 aggregate principal amount of 1.84% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and $107,500,000 aggregate principal amount of 1.88% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to herein as the “Notes”); and (ii) pledge the 2020-A SUBI Certificate and the 2020-A SUBI Assets evidenced thereby to the Indenture Trustee for the benefit of the holders of the Notes;

I. The parties hereto also desire to register a pledge of the 2020-A SUBI Certificate to the Indenture Trustee for the benefit of the holders of the Notes; and

J. The parties hereto have agreed to enter into this Agreement of Definitions in an effort to establish and agree upon a single set of definitions for any capitalized term used and not otherwise defined in any documents executed in connection with the 2020-A SUBI if such document references this Agreement of Definitions.

NOW, THEREFORE, in consideration of the parties’ mutual agreement to rely upon the definitions contained herein in the interpretation of certain of the Basic Documents (as defined herein), the parties hereto agree as follows:

Section 1.01 Definitions. In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document.

Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding paragraph, the capitalized terms used without definition in such agreement shall have the following meanings:

“60-Day Delinquent Leases” means, as of any date of determination, all 2020-A Leases (other than any Liquidated Leases, Repurchased Leases or Defaulted Leases) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accountant” means a firm of public accountants of nationally recognized standing.

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“Accounts” means the Note Distribution Account and the Reserve Account.

“Accrual Period” means (i) with respect to any Payment Date and the Class A-1 Notes and each Class of Floating Rate Notes, the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding, the first Payment Date and (ii) with respect to any Payment Date and each Class of Fixed Rate Notes (other than the Class A-1 Notes), the period from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month of such Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding February 15, 2020.

“Act” has the meaning set forth in Section 11.03(a) of the Indenture.

“Administrative Agent” means NMAC, as Administrative Agent under the Trust Administration Agreement.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a disposition fee, a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.

“Advance” means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement of Definitions” means this Agreement of Definitions.

“ALG Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in December 2019 as a “mark-to-market” value (assuming that the vehicle is in “average” rather than “clean” condition) based on the total MSRP of the vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

“Alternate Rate Event” has the meaning set forth in Section 2.17 of the Indenture.

“Alternative Benchmark Rate” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

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(i) Term SOFR;

(ii) the compounded average of the SOFRs for the applicable tenor (e.g., one month and disregarding business day adjustments), as calculated (x) using the methodology and calculation conventions established or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) and (y) if the compounded average cannot be determined in accordance with the foregoing clause (x), as determined by NMAC in its reasonable discretion, then using the methodology and calculation conventions selected by NMAC in its reasonable discretion;

(iii) the alternate rate of interest that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) as the replacement for the then-current Benchmark for the applicable tenor (e.g., one-month, and disregarding business day adjustments) of the then-current Benchmark; and

(iv) the alternate rate of interest selected by NMAC in its reasonable discretion after consulting any source NMAC deems to be reasonable as a substitute for the then-current Benchmark, for such Interest Determination Date.

“Alternative Benchmark Replacement Date” means:

(i) in the case of clause (i) or (ii) of the definition of “Alternative Rate Trigger”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii) in the case of clause (iii) or (iv) of the definition of “Alternative Rate Trigger” the date determined by the Calculation Agent.

For the avoidance of doubt, if the event giving rise to the Alternative Benchmark Replacement Date occurs on an Interest Determination Date, but earlier than the applicable reference time for that Alternative Benchmark Determination Date, the Alternative Benchmark Replacement Date will be deemed to have occurred prior to the applicable reference time for such determination.

“Alternative Rate Conforming Changes” means, in connection with any determination and calculation of the Alternative Benchmark Rate and the Benchmark Spread Adjustment, any adjustments to the day count, business day convention, the definition of business day, interest determination dates and any other related provisions and definitions or any other relevant methodology for calculating any alternative rate or any related technical, administrative or operational changes, in each case that, in NMAC’s reasonable discretion are not inconsistent with accepted market practice for asset-backed securities or securitization financing transactions or applicable regulatory or legislative action or guidance for the use of such alternative rate for securities such as the Notes.

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“Alternative Rate Trigger” means the occurrence of any of the following events:

(i) a public statement or publication of information is made by or on behalf of IBA, including by any regulatory authority having authority over IBA, announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(ii) a public statement or publication of information is made by any central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(iii) NMAC has directed that an alternative benchmark rate be used in substitution for, or in lieu of, LIBOR for the calculation of interest on any floating rate asset-backed securities issued in an existing or future securitization transaction sponsored by NMAC; or

(iv) LIBOR is not published on the Designated LIBOR Page (or such other page as may replace the page on that service for the purpose of displaying the London interbank offered rate for one-month or three-month United States dollar deposits) for five consecutive London Business Days.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuing Entity, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Assets” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement.

“Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any 2020-A Vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.

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“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

“Authorized Officer” means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrative Agent, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.

“Automotive Lease Guide” means the publication of such name, which includes residual factors, or any successor publication.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances and (iii) in the case of an Optional Purchase, the Optional Purchase Price.

“Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the sum of (a) the Servicer Monthly Payment and (b) the amount necessary to make the distributions in clauses (ii) and (iii) of Section 8.04(a) of the Indenture, except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause (iii).

“Available Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the Servicer has been paid the Servicer Monthly Payment and (ii) the Reserve Account Draw Amount over (b) accrued interest paid on the Notes on such Payment Date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Base Residual” means the lowest of (i) the Contract Residual, (ii) the ALG Residual, and (iii) the MRM Residual.

“Basic Documents” means the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, this Agreement of Definitions, the 2020-A SUBI Certificate and the Securities.

“Basic Servicing Agreement” means the servicing agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001, and as further amended by the Second Amendment to Servicing Agreement, dated as of January 27, 2020, among the Titling Trust, the UTI Beneficiary, and the Servicer.

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“Benchmark” means (a) initially, LIBOR and (b) if an Alternate Rate Event has occurred with respect to LIBOR or the then-current Benchmark, the applicable Alternative Benchmark Rate, plus the Benchmark Spread Adjustment.

“Benchmark Spread Adjustment” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Federal Reserve Board or a Federal Reserve Bank (or a committee officially endorsed or convened by the Federal Reserve Board or a Federal Reserve Bank) for the Alternative Benchmark Rate;

(ii) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been used as the spread adjustment in for the calculation of interest on any floating rate asset-backed securities issued in a securitization transaction sponsored by NMAC that calculates interest by reference to the Alternative Benchmark Rate; or

(iii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by NMAC in its reasonable discretion for the replacement of the then-current Benchmark for such Interest Determination Date.

“Beneficiaries” means, collectively, the Related Beneficiaries of all Sub-Trusts, and “Beneficiary” means any of such Beneficiaries.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the plan assets of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Irving, Texas, Franklin, Tennessee, or the city and state where the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to be closed.

“Calculation Agent” means, initially, the Indenture Trustee and, thereafter, any other Person designated by the Indenture Trustee to act in such capacity; provided, that after the occurrence of an Alternate Rate Event, the “Calculation Agent” shall be the Administrative Agent or any other Person designated by the Administrative Agent to act in such capacity.

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“Casualty Termination” as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.

“Certificate Balance” means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.

“Certificate Distribution Account” means the account established pursuant to Section 5.01(a) to the Trust Agreement.

“Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

“Certificate Factor” means, with respect to the Trust Certificates on any Payment Date, the seven digit decimal equivalent of a fraction, the numerator of which is the Certificate Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date), and the denominator of which is the Certificate Balance on the Closing Date.

“Certificate of Title” has the meaning set forth in the Titling Trust Agreement.

“Certificate of Trust” means the Certificate of Trust filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

“Class” means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.

“Class A-1 Interest Rate” means 1.72183% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.

“Class A-1 Notes” has the meaning set forth in Recital H hereof.

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“Class A-2a Interest Rate” means 1.80% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2a Note Balance” means, as of any date, the Initial Class A-2a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2a Notes.

“Class A-2a Noteholder” means, as of any date, the Person in whose name a Class A-2a Note is registered on the Note Register on such date.

“Class A-2a Notes” has the meaning set forth in Recital H hereof.

“Class A-2b Interest Rate” means the Benchmark + 0.13% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year); provided, however, if the sum of the Benchmark + 0.13% is less than 0.00% for any Accrual Period, then the Class A-2b Interest Rate for such Accrual Period will be deemed to be 0.00%.

“Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.

“Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-2b Note is registered on the Note Register on such date.

“Class A-2b Notes” has the meaning set forth in Recital H hereof.

“Class A-3 Interest Rate” means 1.84% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.

“Class A-3 Notes” has the meaning set forth in Recital H hereof.

“Class A-4 Interest Rate” means 1.88% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.

“Class A-4 Notes” has the meaning set forth in Recital H hereof.

“Class Balance” means, as of any date, the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance, or the Class A-4 Note Balance, as applicable.

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“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means January 27, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means, with respect to any Sub-Trust, the account created, designated and maintained as such pursuant to Section 4.02 of the Titling Trust Agreement.

“Collection Period” has the meaning set forth in the Basic Servicing Agreement.

“Commission” means the Securities and Exchange Commission.

“Contingent and Excess Liability Insurance Policy” has the meaning set forth in the Basic Servicing Agreement.

“Contract Residual” means, with respect to any Lease, the residual value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its Customary Servicing Practices for the purpose of determining the Monthly Payment or at the date the Lease was terminated by the Lessee.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at: (i) for note transfer or surrender purposes, U.S. Bank National Association, 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services, and (ii) for all other purposes, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuing Entity).

“Co-Trustee” has the meaning set forth in the Basic Servicing Agreement.

“Credit and Collection Policy” has the meaning set forth in the Basic Servicing Agreement.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and Leases held by the Titling Trust, without regard to whether such Leased Vehicles and Leases have been identified and allocated into a portfolio of Trust Assets allocated to the 2020-A SUBI or any Other SUBI, as such practices may be changed from time to time.

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“Cutoff Date” means the close of business on December 31, 2019.

“Dealer” has the meaning set forth in the Titling Trust Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Defaulted Lease” means any Lease that (a) by its terms, is delinquent for 120 or more days or (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee’s failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law).

“Defaulted Vehicle” means the Leased Vehicle related to a Defaulted Lease.

“Definitive Note” means a definitive fully registered Note.

“Delaware Trustee” means Wilmington Trust Company, a Delaware corporation with trust powers, not in its individual capacity but solely in its capacity as Delaware Trustee of the Titling Trust and NILT Trust.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Leases as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, 4.40% for any Payment Date and the related Collection Period.

“Deposit Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Depositor” means NALL II.

“Depositor’s Formation Documents” means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001 and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.

“Depository Agreement” means the agreement executed by the Issuing Entity in favor of DTC, as initial Clearing Agency, relating to the Notes, as the same may be amended or supplemented from time to time, dated as of the Closing Date.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

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“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Distribution Statement” has the meaning set forth in Section 5.02(c) of the Trust Agreement.

“Domestic Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company.

“Early Termination Charge” means, with respect to any 2020-A Lease that is terminated prior to its Maturity Date, an amount equal to the lesser of (a) the present value (discounted at the implicit rate of such 2020-A Lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted 2020-A Lease balance over the related 2020-A Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Trust, and the Lessee).

“Early Termination Purchase Option Price” means, with respect to any 2020-A Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 2020-A Vehicle.

“Eligible Account” means an account maintained with a depository institution or trust company having the Required Deposit Rating.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA subject to Title IV of ERISA, maintained or sponsored by the Servicer or any of its ERISA Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Servicer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Securitization Regulation” means Article 5 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or, in either case, any predecessor authority) or by the European Commission.

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“Excess Amounts” means, as of any Payment Date, the amount remaining in the 2020-A SUBI Collection Account after the distributions provided for in clause (iii) of Section 8.04(a) of the Indenture have been made.

“Excess Mileage and Excess Wear and Tear Charges” means, with respect to any 2020-A Lease or 2020-A Vehicle, any applicable charge for excess mileage or excess wear and tear.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

“Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

“Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note or Class A-4 Note.

“Floating Rate Note” means any Class A-2b Note.

“Force Majeure Event” has the meaning set forth in the Basic Servicing Agreement.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Grantor” has the meaning set forth in the preamble to the Titling Trust Agreement.

“Holder” has the meaning set forth in the Titling Trust Agreement.

13	(NALT 2020-A Agreement of Definitions)

“IBA” means ICE Benchmark Administration Limited, or any successor administrator of LIBOR.

“Indemnified Parties” has the meaning set forth in Section 8.01(a) to the Trust Agreement.

“Indenture” means the indenture, dated as of January 27, 2020, between the Issuing Entity and the Indenture Trustee.

“Indenture Default” has the meaning set forth in Section 5.01 of the Indenture.

“Indenture Trustee” means U.S. Bank, as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Administrative Agent and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), officer, employee or affiliate of the Depositor or any of its affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (ii) a person related to any officer or director of any affiliate of the Depositor (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (iii) a direct or indirect holder of one or more than 5% of any voting securities of any affiliate of the Depositor, (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Depositor, (v) a material creditor, material supplier, family member, manager, or contractor of the Depositor, or (vi) a person who controls (whether directly, indirectly, or otherwise) the Depositor or its affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), manager or material contractor of the Depositor or its affiliates.

“Initial Class A-1 Note Balance” means $164,000,000.

“Initial Class A-2a Note Balance” means $500,000,000.

14	(NALT 2020-A Agreement of Definitions)

“Initial Class A-2b Note Balance” means $50,000,000.

“Initial Class A-3 Note Balance” means $436,000,000.

“Initial Class A-4 Note Balance” means $107,500,000.

“Initial Class Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable.

“Initial Deposit Amount” means the Issuing Entity’s deposit to the Reserve Account, on or before the Closing Date, of $3,765,099.45.

“Initial Securities Balance” means the initial principal amount of the Notes and the Trust Certificates.

“Initial Trust Certificate Balance” means $248,539,779.14.

“Insurance Expenses” with respect to any 2020-A Vehicle, 2020-A Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices of the Servicer, or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the SUBI Trust Agreement.

“Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 2020-A Vehicles or the ability of a Lessee to make required payments with respect to the related 2020-A Lease.

“Insurance Proceeds” means, with respect to any 2020-A Vehicle, 2020-A Lease or Lessee, recoveries paid to the Servicer, the Titling Trust or the Titling Trustee on behalf of the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance and amounts collected from a Lessee for amounts of deductibles not covered by Insurance Policies).

“Interest” means, as of any date, the ownership interest of a Trust Certificateholder (including the interest of the Depositor as holder of the Trust Certificate) in the Issuing Entity as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in the Trust Agreement and any other Basic Document, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of the Trust Agreement and the other Basic Documents.

“Interest Determination Date” means, with respect to any Accrual Period with respect to the Floating Rate Notes, (i) prior to the occurrence of an Alternate Rate Event, the day that is two London Business Days prior to the related Interest Reset Date and (ii) after the occurrence of an Alternate Rate Event, such other day as determined in accordance with the applicable Alternative Rate Conforming Changes.

15	(NALT 2020-A Agreement of Definitions)

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Overdue Interest Rate, as applicable.

“Interest Reset Date” means, with respect to any Accrual Period with respect to the Floating Rate Notes, the first day of such Accrual Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“Issuing Entity” means Nissan Auto Lease Trust 2020-A, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuing Entity Order” or “Issuing Entity Request” means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lease” means any lease contract for a Leased Vehicle assigned.

“Lease Documents” has the meaning set forth in the Basic Servicing Agreement; provided that such definition shall refer only to lease documents related to Leases allocated to the 2020-A Lease SUBI.

“Lease Pull-Forward” means, as of any date, any Lease that has been terminated by the related Lessee before the related Maturity Date under NMAC’s pull-forward program in order to allow such Lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle, or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the Lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC.

“Leased Vehicle” means a new or used Nissan or Infiniti automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

“Lessee” means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to the 2020-A SUBI.

16	(NALT 2020-A Agreement of Definitions)

“Lessee Initiated Early Termination” as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the Lessee is not in default.

“Lessee Partial Monthly Payment” means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 2020-A Lease, the actual amount paid by the Lessee toward such Monthly Payment.

“Lessor” means each Person that is a lessor under a Lease or assignee thereof, including the Issuing Entity.

“Liability” means any liability or expense, including any indemnification obligation.

“LIBOR” has the meaning set forth in Section 2.17 of the Indenture.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens, any liens that attach to property by operation of law and statutory purchase liens to the extent not past due.

“Liquidated Lease” means a Defaulted Lease that is terminated and charged off by the Servicer prior to its Maturity Date.

“Liquidated Vehicle” means the 2020-A Vehicle related to a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

17	(NALT 2020-A Agreement of Definitions)

“Majority Interest” means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the 2020-A SUBI Certificate’s beneficial interest in all or any significant portion of the 2020-A SUBI Assets or the Indenture Trustee’s security interest in the 2020-A SUBI Certificate and all or any significant portion of the 2020-A SUBI Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 2020-A Leases and the 2020-A Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Trust, if applicable.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in the such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Monthly Early Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2020-A Vehicles with respect to which the related 2020-A Lease was terminated and which were sold in such Collection Period on or after the termination of the related 2020-A Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

“Monthly Payment Advance” means, with respect to any 2020-A Lease and any Collection Period, an amount equal to the difference between the Monthly Payment due and the Lessee Partial Monthly Payment.

“Monthly Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.

18	(NALT 2020-A Agreement of Definitions)

“Monthly Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to (a) the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount or (b) after the occurrence of an Indenture Default that results in acceleration of the Notes, unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the Notes.

“Monthly Remittance Condition” has the meaning set forth in Section 8.03(c) of the 2020-A Servicing Supplement.

“Monthly Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 2020-A Vehicle for its Contract Residual following a termination of the related 2020-A Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2020-A Vehicles which matured and were sold in such Collection Period on or after the termination of the related 2020-A Leases at their respective Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related Lessees under applicable law.

“Moody’s” means Moody’s Investors Service, Inc.

“MRM Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in December 2019 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualizable MSRP,” which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

“MSRP” means, with respect to any Leased Vehicle, the manufacturer’s suggested retail price.

“NALL II” means Nissan Auto Leasing LLC II, a Delaware limited liability company.

“Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means the Liquidation Proceeds net of related Liquidation Expenses.

“NILT, Inc.” means NILT, Inc., a Delaware corporation.

“NILT Trust” means NILT Trust, a Delaware statutory trust.

“NMAC” means Nissan Motor Acceptance Corporation, a California corporation.

“Note” or “Notes” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note, as the context may require.

19	(NALT 2020-A Agreement of Definitions)

“Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.

“Note Distribution Account” means the trust account established by the Depositor, on behalf of the Issuing Entity pursuant to Section 8.02(c) of the Indenture, into which amounts released from the 2020-A SUBI Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

“Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

“Note Factor” means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Balance.

“Note Final Scheduled Payment Date” means, with respect to (i) a Class A-1 Note, February 16, 2021, (ii) a Class A-2a Note, May 16, 2022, (iii) a Class A-2b Note, May 16, 2022, (iv) a Class A-3 Note, January 17, 2023 and (v) a Class A-4 Note, April 15, 2025.

“Noteholder” means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 or a Class A-4 Note is registered on the Note Register on such date, as the context may require.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04 of the Indenture.

“Officer’s Certificate” means (a) with respect to the Issuing Entity, a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 2020-A Servicing Supplement.

“Opinion of Counsel” in relation to the Trust Agreement, means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Depositor, the Administrative Agent, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee. In relation to the Indenture, “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuing Entity or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.

20	(NALT 2020-A Agreement of Definitions)

“Optimal Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:

(i) for each 2020-A Vehicle for which the related 2020-A Lease did not terminate during such Collection Period, the difference between the Securitization Value of such 2020-A Lease at the beginning and at the end of such Collection Period;

(ii) for each 2020-A Vehicle for which the related 2020-A Lease reached its Maturity Date during such Collection Period, the Securitization Value of such 2020-A Lease as of such Maturity Date;

(iii) for each 2020-A Vehicle purchased by the Servicer before its Maturity Date during such Collection Period, the Repurchase Payment with respect to the related 2020-A Lease; and

(iv) for each 2020-A Lease terminated prior to its Maturity Date that becomes a Defaulted Lease during such Collection Period or is terminated by the related Lessee or the Servicer during such Collection Period pursuant to a Lessee Initiated Early Termination or a Casualty Termination, the Securitization Value of the related 2020-A Lease as of the effective date of termination of such 2020-A Lease.

“Optional Purchase” has the meaning set forth in Section 9.03 of the Trust Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.03 of the Trust Agreement.

“Other SUBI” means any SUBI other than a 2020-A SUBI.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant

21	(NALT 2020-A Agreement of Definitions)

to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;

provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or other action hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee’s right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuing Entity, the Depositor, the Administrative Agent, or any of their respective Affiliates.

“Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Notes or Certificates Outstanding on the Closing, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.

“Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.

22	(NALT 2020-A Agreement of Definitions)

“Owner Corporate Trust Office” means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement of Definitions is located at Wilmington Trust, National Association, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate from time to time by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee shall notify the Trust Certificateholders and the Indenture Trustee).

“Owner Trust Estate” means the property of the Issuing Entity, including (i) the 2020-A SUBI Certificate, evidencing a 100% beneficial interest in the 2020-A SUBI Assets, including the right to payments thereunder after the Cutoff Date from certain amounts in respect of the 2020-A Leases and received from the sale or other disposition of the 2020-A Vehicles, including the rights of the Issuing Entity to the funds on deposit from time to time in the 2020-A SUBI Collection Account (but excluding amounts retained by the Servicer in the form of Liquidation Expenses, Disposition Expenses, Insurance Expenses, and other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses, Disposition Expenses or Insurance Expenses and permitted to be retained by the Servicer under the Basic Documents), and investment earnings, net of losses and investment expenses, on amounts on deposit in the 2020-A SUBI Collection Account, (ii) the rights of the Issuing Entity to the funds on deposit from time to time in the Reserve Account and any amounts deposited therein, including investment earnings, net of losses and investment expenses, on amounts on deposit therein, (iii) the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited therein or credited thereto and all proceeds thereof, (iv) the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement, (v) the rights of the Issuing Entity, as transferee, under the Trust SUBI Certificate Transfer Agreement, (vi) the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 2020-A SUBI Assets, including rights to certain Advances, and the SUBI Trust Agreement, and (vii) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association with trust powers, as trustee of the Issuing Entity under the Trust Agreement.

“Paying Agent” means, (i) under the Indenture, U.S. Bank, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuing Entity, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be U.S. Bank.

“Payment Ahead” has the meaning set forth in the Titling Trust Agreement.

“Payment Date” means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on February 18, 2020.

23	(NALT 2020-A Agreement of Definitions)

“Payment Date Advance Reimbursement” has the meaning set forth in Section 8.03(a)(iii)(A) of the 2020-A Servicing Supplement.

“Payment Date Certificate” has the meaning set forth in Section 8.03(a) of the Indenture.

“Payoff” means amounts paid to the Servicer to purchase a 2020-A Vehicle.

“Permitted Investments” has the meaning set forth in the Titling Trust Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

“Principal Distribution Amount” means, for any Payment Date, the aggregate amount of principal payable on the Securities, equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Note Final Scheduled Payment Date for any Class of Notes and so long as no Indenture Default has been declared, the Principal Distribution Amount shall equal, until the Class Balance of such Class is reduced to zero, the greater of (i) such Class Balance and (ii) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding Securities Balance and the aggregate amount of principal paid in respect of a Class shall not exceed the related Initial Class Balance.

“Proceeding” has the meaning set forth in the Titling Trust Agreement.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and (ii), for which NALL II, or any United States Affiliate thereof, acts as a depositor.

24	(NALT 2020-A Agreement of Definitions)

“Pull-Forward Payment” means, with respect to any Lease Pull-Forward, the Monthly Payments not yet due with respect to that Lease.

“Rated Securities” has the meaning set forth in the Titling Trust Agreement.

“Rating Agency” means, with respect to the 2020-A SUBI, as of any date, any of the nationally recognized statistical rating organizations that has been requested by NMAC or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

“Record Date” means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Recoveries” means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 2020-A Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 2020-A Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrative Agent or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.

“Registered Pledgee” has the meaning set forth in the Titling Trust Agreement.

25	(NALT 2020-A Agreement of Definitions)

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Beneficiary” means each of NILT Trust and NALL II.

“Related Documents” shall mean all of the Basic Documents to which the Issuing Entity or the Owner Trustee is a party.

“Remaining Net Auction Proceeds” means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

“Repurchase Payment” means, with respect to a 2020-A Lease and the related 2020-A Vehicle required to be purchased by the Servicer pursuant to Section 8.02(a) and Section 8.02(b) of the 2020-A Servicing Supplement, the sum of (i) the Securitization Value of the 2020-A Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 2020-A Lease or discovers or receives notice of the change in domicile with respect to Section 8.02(a) of the 2020-A Servicing Supplement or discovers a breach of representations or warranties pursuant to Section 8.02(b) of the 2020-A Servicing Supplement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.

“Repurchased Lease” means a 2020-A Lease reallocated to the UTI or purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 8.02 of the Servicing Agreement.

“Required Deposit Rating” has the meaning set forth in the Titling Trust Agreement.

“Required Percentage” means the holders of not less than 66 2⁄3% of the (i) Outstanding Amount in the case of the Notes or (ii) Certificate Balance in the case of the Trust Certificates.

“Required Related Holders” has the meaning set forth in the Basic Servicing Agreement.

26	(NALT 2020-A Agreement of Definitions)

“Reserve Account” means the account established pursuant to Section 5.01(b) of the Trust Agreement.

“Reserve Account Deposit Amount” means, (i) on the Closing Date, the Initial Deposit Amount and (ii) thereafter, for any Payment Date and the related Collection Period to the extent the amounts on deposit in the Reserve Account are less than the Reserve Account Requirement, an amount equal to the lesser of (a) the amount of such shortfall and (b) the amount of any Excess Amounts with respect to the related Collection Period.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to (i) the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account or (ii) after the occurrence of an Indenture Default that results in the acceleration of any Notes, unless and until the date on which such acceleration has been rescinded, the entire amount on deposit in the Reserve Account. In addition, except in the circumstances described in clause (ii) of this definition, the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (ii) and (iii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Payment Date Certificate, include such additional amounts as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Property” means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit Amount.

“Reserve Account Requirement” means, (a) on each Payment Date on or prior to the payment in full of the Class A-2 Notes, an amount equal to 0.50% of the aggregate Securitization Value of the 2020-A Leases and 2020-A Vehicles as of the Cutoff Date, and (b) on each Payment Date following the payment in full of the Class A-2 Notes, an amount equal to 0.25% of the aggregate Securitization Value of the 2020-A Leases and 2020-A Vehicles as of the Cutoff Date; provided, however, that on any Payment Date (after taking into account all distributions from the 2020-A SUBI Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.

“Residual Value Loss” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (a) the Base Residual of the related 2020-A Vehicle, over (b) the sum of (without duplication) all related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” means, with respect to any Matured Vehicle or Defaulted Vehicle, excess, if any, of (i) the sum (without duplication) of all related Net Auction Proceeds and Net Insurance Proceeds, over (ii) the Securitization Value of the related 2020-A Vehicle at (a) the Maturity Date of the related 2020-A Lease, or (b) the date the related 2020-A Lease was terminated by the Lessee.

27	(NALT 2020-A Agreement of Definitions)

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the Administration of the Indenture.

“Restricted Jurisdiction” means any jurisdiction in which the Titling Trust is not qualified and licensed to do business, other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the Issuing Entity.

“Restricted Notes” shall have the meaning assigned to such term in Section 2.15(c) of the Indenture.

“Retained Notes” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08 of the Indenture to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A promulgated by the Commission under the Securities Act.

“Rule 144A Information” means information requested of the Depositor, in connection with the proposed transfer of a Trust Certificate, to satisfy the requirements of paragraph (d)(4) of Rule 144A.

“Sales Proceeds Advance” means the amount advanced by the Servicer to the Issuing Entity on a Deposit Date equal to the Securitization Value of each 2020-A Lease relating to a 2020-A Vehicle that terminated early (but was not a Lease in default) and the amount equal to the Base Residual of each 2020-A Lease relating to a 2020-A Vehicle that matured on its scheduled termination date.

“Schedule of 2020-A Leases and 2020-A Vehicles” means the schedule of 2020-A Leases and 2020-A Vehicles on file with the Indenture Trustee, as it may be amended from time to time (which may be supplied in CD-Rom form) which shall set forth as to each 2020-A Lease or 2020-A Vehicle, as the case may be, (i) the identification number of the 2020-A Lease, (ii) the identification number of the 2020-A Vehicle, (iii) the related Maturity Date and (iv) the value of the 2020-A Lease and the related 2020-A Vehicle on the Servicer’s books as of the Cutoff Date.

“Secretary of State” means the Secretary of State of the State of Delaware.

28	(NALT 2020-A Agreement of Definitions)

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities” means the Trust Certificates and the Notes, collectively.

“Securities Act” means the Securities Act of 1933.

“Securities Balance” means, as of any date, the unpaid principal amount of the Securities as of such date.

“Securities Intermediary” has the meaning set forth in Section 8.02(e) of the Indenture.

“Securitization Rate” means, with respect to a 2020-A Lease, an annualized rate that is equal to 7.00%.

“Securitization Value” means, with respect to any 2020-A Lease, the value calculated by the Servicer equal to, (i) as of its Maturity Date, the Base Residual and (ii) as of any date other than its Maturity Date, the sum of the present value, discounted at the Securitization Rate, of (a) the aggregate Monthly Payments remaining to be made and (b) the Base Residual.

“Securitized Financing” has the meaning set forth in the Titling Trust Agreement.

“Security” means either a Note or a Trust Certificate, as the context may require.

“Securityholder” means each registered holder of a Note or a Trust Certificate.

“Securityholder Available Funds” means, for any Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer of the Servicer Monthly Payment, if any.

“Servicer” means NMAC, as Servicer under the Servicing Agreement.

“Servicer Default” has the meaning set forth in Section 4.01 to the Basic Servicing Agreement and under Section 8.12 of the 2020-A Servicing Supplement.

“Servicer Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the 2020-A SUBI Collection Account by the related Deposit Date.

“Servicer Monthly Payment” means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Servicer pursuant to Section 8.03(a)(iii) of the 2020-A Servicing Supplement in respect of (i) the Payment Date Advance Reimbursement and (ii) the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods.

29	(NALT 2020-A Agreement of Definitions)

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 2020-A Servicing Supplement.

“Servicing Criteria” means those criteria listed in Exhibit C to the Indenture that are to be addressed in the assessment of compliance pursuant to Section 3.09 of the Indenture.

“Servicing Fee” means, with respect to the 2020-A SUBI Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 2020-A Leases as of the first day of such Collection Period.

“Similar Law” means any state, local or other law that is similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code.

“SOFR” means, with respect to any date of determination, the secured overnight financing rate for the applicable tenor published on such date by the Federal Reserve Bank of New York (or any successor administrator of the benchmark rate).

“Special Purpose Affiliate” means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.

“State” means any state of the United States, Puerto Rico, or the District of Columbia.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“SUBI” has the meaning set forth in the Recitals to the 2020-A SUBI Supplement.

“SUBI Certificate” has the meaning set forth in Section 3.02(a) of the Titling Trust Agreement.

“SUBI Certificate Transfer Agreement” means the SUBI Certificate Transfer Agreement, dated as of January 27, 2020, between NILT Trust, as transferor, and NALL II, as transferee.

“SUBI Collection Account” means, with respect to a SUBI, the related Collection Account created, designated and maintained as such pursuant Section 4.02(a) of the Titling Trust Agreement.

“SUBI Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 2020-A SUBI Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead and Pull-Forward Payments, when received), Payoffs, and any other payments under the 2020-A Leases (excluding any Administrative Charges); (ii) Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds (which includes Early Termination Charges); (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auctions Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries; and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.

30	(NALT 2020-A Agreement of Definitions)

“SUBI Trust Agreement” means the Titling Trust Agreement, as supplemented by a 2020-A SUBI Supplement.

“Subject Leases” means, for any Asset Review, all 2020-A Leases which are 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

“Sub-Trust” has the meaning set forth in Section 3.01(b) of the Titling Trust Agreement.

“S&P” means S&P Global Ratings.

“Tax Information” means complete and accurate information and documentation requested by the Issuing Entity (or its agents or delegates), the Indenture Trustee or Paying Agent (or an agent thereof) to be provided to the Issuing Entity, the Indenture Trustee or Paying Agent to enable the Issuing Entity, the Indenture Trustee or a Paying Agent to comply with U.S. tax law (including FATCA). For these purposes, “FATCA” means sections 1471 through 1474 of the Code and the Treasury regulations (and any notices or official pronouncements) promulgated thereunder, any agreement thereunder and any law implementing an intergovernmental agreement or approach thereto.

“Tax Retained Notes” if any, means any Retained Notes retained by the issuer of the Notes (or an entity which for U.S. federal income tax purposes is considered the same Person as such issuer) until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Term SOFR” means, the forward-looking term rate for the applicable tenor (e.g., one-month, and disregarding business day adjustments) based on SOFR that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York).

“Titling Trust” means Nissan-Infiniti LT, a Delaware statutory trust.

“Titling Trust Agreement” means the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998, among NILT Trust, as the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee and the Trust Agent.

“Titling Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.

“TIA” means the Trust Indenture Act of 1939.

“Transfer Price” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement and the Trust SUBI Certificate Transfer Agreement, as the context may require.

31	(NALT 2020-A Agreement of Definitions)

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Account” has the meaning set forth in the Titling Trust Agreement.

“Trust Administration Agreement” means the Trust Administration Agreement, dated as of January 27, 2020, among the Administrative Agent, the Issuing Entity, the Depositor and the Indenture Trustee.

“Trust Agent” means U.S. Bank, as Trust Agent under the Titling Trust Agreement.

“Trust Agreement” means the trust agreement, dated as of January 7, 2020, as amended and restated by the Amended and Restated Trust Agreement, dated as of January 27, 2020, between the Depositor and the Owner Trustee.

“Trust Assets” has the meaning set forth in the Titling Trust Agreement.

“Trust Certificateholder” means the Person in whose name a Trust Certificate is registered on the Certificate Register.

“Trust Certificates” means the asset backed certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Documents” has the meaning set forth in the Titling Trust Agreement.

“Trust SUBI Certificate Transfer Agreement” means the Trust SUBI Certificate Transfer Agreement, dated as of January 27, 2020, between the Depositor, and the Issuing Entity, as transferee.

“Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.

“2020-A Eligible Lease” means a Lease as to which the following are true as of the Cutoff Date:

(a) such Lease relates to a Nissan or an Infiniti automobile, light duty truck, minivan, or sport utility vehicle, of a model year of 2016 or later;

(b) such Lease is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle;

(c) such Lease was originated in the United States on or after May 9, 2016, by a Dealer for a Lessee with a United States address;

(d) such Lease is payable solely in United States dollars;

(e) such Lease and the related Leased Vehicle are owned by the Titling Trust, free of all liens, other than any lien placed upon a Certificate of Title in connection with the delivery of title documentation to the Titling Trustee in accordance with Customary Servicing Practices in effect at the time of origination;

32	(NALT 2020-A Agreement of Definitions)

(f) such Lease has a remaining term to maturity of not less than 12 months and not greater than 56 months;

(g) such Lease provides for level payments (exclusive of taxes) that fully amortize the adjusted capitalized cost of the Lease to the related Contract Residual over the lease term at a rate implicit in the Lease and corresponding to the disclosed rent charge and, in the event of a Lessee initiated early termination, provides for payment of the Early Termination Charge;

(h) such Lease was originated in compliance with, and complies in all material respects with, all material applicable legal requirements;

(i) such Lease is not more than 29 days past due;

(j) such Lease is the valid, legal and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (ii) general principles of equity;

(k) the records of the Servicer do not reflect that such Lease has been satisfied, subordinated, rescinded, canceled or terminated;

(l) the records of the Servicer do not reflect that such Lease is subject to any asserted or threatened right of rescission, setoff, counterclaim or defense;

(m) the records of the Servicer reflect that, other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date, no default, breach or violation has of such Lease occurred;

(n) the records of the Servicer do not reflect that any default, breach or violation of such Lease has been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement);

(o) such Lease is not a Defaulted Lease;

(p) the related Lessee with respect to such Lease is a person located in one or more of the 50 states of the United States or the District of Columbia and is not (i) NMAC or any of its Affiliates, or (ii) the United States or any State or any agency or potential subdivision thereof;

(q) such Lease constitutes either “tangible chattel paper” or “electronic chattel paper,” as defined in the UCC;

33	(NALT 2020-A Agreement of Definitions)

(r) in the case of each 2020-A Lease that constitutes tangible chattel paper, there is only one original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each 2020-A Lease that constitutes electronic chattel paper, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease;

(s) such Lease has an original term of not less than 24 months and not greater than 60 months;

(t) under the terms of such Lease, the related Lessee is required to maintain physical damage insurance covering the related Leased Vehicle; and

(u) has a Securitization Value, as of the Cutoff Date, of no greater than $79,093.59.

“2020-A Lease” has the meaning set forth in Section 8.01 of the 2020-A Servicing Supplement.

“2020-A Servicing Supplement” means the 2020-A SUBI Servicing Supplement to the Basic Servicing Agreement, dated as of January 27, 2020, among the parties to the Basic Servicing Agreement.

“2020-A SUBI” has the meaning set forth in Section 12.01(a) of the 2020-A SUBI Supplement.

“2020-A SUBI Assets” has the meaning set forth in Section 12.01(b) to the 2020-A SUBI Supplement.

“2020-A SUBI Account” means the 2020-A SUBI Collection Account, and any other Trust Account established with respect to the 2020-A SUBI, as the context may require.

“2020-A SUBI Certificate” has the meaning set forth in the recitals of the 2020-A SUBI Supplement.

“2020-A SUBI Collection Account” means the trust account established pursuant to Section 14.01(a) of the 2020-A SUBI Supplement.

“2020-A SUBI Supplement” means the 2020-A SUBI Supplement to the Titling Trust Agreement, dated as of January 27, 2020, among the parties to the Titling Trust Agreement.

“2020-A SUBI Trust Account” means, collectively, the 2020-A SUBI Collection Account and the Reserve Account.

“2020-A Vehicle” has the meaning set forth in Section 8.01 to the 2020-A Servicing Supplement.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

34	(NALT 2020-A Agreement of Definitions)

“Underwriting Agreement” means the underwriting agreement relating to the Notes dated January 22, 2020, among Citigroup Global Markets Inc., as Representative, on behalf of the several underwriters, NMAC and the Depositor.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

“U.S. Bank” mean U.S. Bank National Association, a national banking association.

“UTI” has the meaning set forth in Section 3.01(a) of the Titling Trust Agreement.

“UTI Beneficiary” means NILT Trust, in its capacity as the initial beneficiary of the Titling Trust.

“UTI Certificate” has the meaning set forth in Section 3.03 of the Titling Trust Agreement.

“Vehicle Representation Date” has the meaning set forth in the Basic Servicing Agreement.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

Section 1.02 Interpretative Provisions. For all purposes of this Agreement of Definitions, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement of Definitions as a whole and not to any particular part, Recital or Section within this Agreement of Definitions, (iii) references to a Recital or Section such as “Recital A” or “Section 1.01” shall refer to the applicable Recital or Section of this Agreement of Definitions, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement of Definitions, except that references to the SUBI Trust Agreement include only such items as related to the 2020-A SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement of Definitions include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

35	(NALT 2020-A Agreement of Definitions)

Section 1.03 Notices. All demands, notices, and communications hereunder shall be in writing and shall be delivered, sent electronically by email (if an email address is provided) or telecopier, or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as follows: the Issuing Entity, at c/o Wilmington Trust, National Association, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration, with a copy to the Administrative Agent, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; NILT Trust, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; Nissan-Infiniti LT, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; NMAC, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; the Depositor, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; NILT, Inc., U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603 (telecopier no. (312) 332-7996) (email: brian.kozack@usbank.com) Attention: NILT Inc.; Wilmington Trust, National Association, as Owner Trustee, at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration; Wilmington Trust Company, as Delaware Trustee, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration; U.S. Bank National Association, as Indenture Trustee, at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603 (telecopier no. (312) 332-7996) (email: brian.kozack@usbank.com), Attention: Nissan Auto Lease Trust 2020-A; U.S. Bank, as Trust Agent, at U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603 (telecopier no. (312) 332-7996) (email: brian.kozack@usbank.com), Attention: Nissan Auto Lease Trust 2020-A; or at such other address as shall be designated by any of the foregoing in written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement of Definitions to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 1.04 Amendment.

(a) Any term or provision of this Agreement of Definitions may be amended by the Servicer and the Depositor, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust, the Trust

36	(NALT 2020-A Agreement of Definitions)

Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Servicer or the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust, the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

(b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

(d) At least 10 Business Days prior to the execution of any amendment to this Agreement of Definitions, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement of Definitions, the Servicer shall furnish a copy of such amendment to each Rating Agency.

(e) [Reserved].

(f) None of U.S. Bank, as trustee of NILT Trust and as Trust Agent, NILT, Inc., nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. U.S. Bank, as trustee of NILT Trust and as Trust Agent, NILT, Inc., and the Indenture Trustee may conclusively assume, in the absence of written notice to the contrary from the Servicer to a Responsible Officer of the Indenture Trustee, that a Rating Agency Condition has been satisfied with respect to such amendment.

(g) The Indenture Trustee shall provide notice of any proposed amendment or supplement to this Agreement of Definitions to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement).

37	(NALT 2020-A Agreement of Definitions)

(h) Notwithstanding anything in this Section 1.04 or in any Basic Document to the contrary, following the occurrence of an Alternate Rate Event, this Agreement of Definitions may be amended by the Servicer and the Depositor without the consent of the Noteholders, any Trust Certificateholder or any other Person and without satisfying any other amendment provisions of this Agreement of Definitions or any other Basic Document in connection with any Alternative Rate Conforming Changes; provided, that the Issuing Entity has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed. For the avoidance of doubt, any Alternative Rate Conforming Changes in any amendment to this Agreement of Definitions may be retroactive (including retroactive to the date of an Alternate Rate Event) and this Agreement of Definitions may be amended more than once in connection with Alternative Rate Conforming Changes; provided, that no such retroactive Alternative Rate Conforming Change shall alter any interest payment previously paid.

Section 1.05 Severability of Provisions. Any provision of this Agreement of Definitions that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 1.06 Counterparts. This Agreement of Definitions may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.07 Headings. The headings of the various Articles and Sections herein are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.

Section 1.08 Governing Law. THIS AGREEMENT OF DEFINITIONS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

Section 1.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

Section 1.10 No Recourse.

(a) It is expressly understood and agreed by the parties hereto that with respect to U.S. Bank’s role as trustee of NILT Trust only, and not with respect to its role as Trust Agent, (i) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the

38	(NALT 2020-A Agreement of Definitions)

part of NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by NILT, Inc., not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of the Titling Trust, is made and intended not as personal representations, undertakings, and agreements by NILT Inc., but is made and intended for the purpose of binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on NILT, Inc., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall NILT, Inc. be personally liable for the payment of any indebtedness or expenses of the Titling Trust under this Agreement or any other related documents.

(c) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of the Issuing Entity, is made and intended not as personal representations, undertakings, and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Agreement or any other related documents.

[Signature Pages to Follow]

39	(NALT 2020-A Agreement of Definitions)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Definitions to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION,
Individually, as Servicer, and as Administrative Agent

By:	/s/ Kevin J. Cullum
Name:	Kevin J. Cullum
Title:	President

NISSAN-INFINITI LT

By: NILT, INC.,
as Titling Trustee for Nissan-Infiniti LT

By:	/s/ Edwin J. Janis
Name:	Edwin J. Janis
Title:	Vice President

NILT TRUST,
as UTI Beneficiary, Grantor, and Transferor

By: U.S. BANK NATIONAL ASSOCIATION,
as Trustee for NILT Trust

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

NILT, INC.,
as Titling Trustee for Nissan-Infiniti LT

By:	/s/ Edwin J. Janis
Name:	Edwin J. Janis
Title:	Vice President

S-1	(NALT 2020-A Agreement of Definitions)

NISSAN AUTO LEASING LLC II

By:	/s/ Victor Pausin
Name:	Victor Pausin
Title:	Treasurer

NISSAN AUTO LEASE TRUST 2020-A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Vice President

WILMINGTON TRUST COMPANY,
as Delaware Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Vice President

S-2	(NALT 2020-A Agreement of Definitions)

U.S. BANK NATIONAL ASSOCIATION,
as Trust Agent

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

S-3	(NALT 2020-A Agreement of Definitions)